Exhibit 99.1

La Rosa Holdings Corp. Announces 1-for-10 Reverse Stock Split

Celebration, FL – January 22, 2026 – La Rosa Holdings Corp. (NASDAQ: LRHC) (“La Rosa” or the “Company”), a real estate and PropTech enterprise, today announced that it will effect a 1-for-10 reverse split (“reverse stock split”) of its shares of common stock that will become effective on January 26, 2026 at 12:01 a.m. (Eastern Time).

La Rosa’s common stock will continue to trade on Nasdaq under the symbol “LRHC” and will begin trading on a split-adjusted basis when the market opens on January 26, 2026. The new CUSIP number for the common stock following the reverse stock split will be 50172T301. At the effective time of the reverse stock split, every 10 shares of the Company’s issued and outstanding common stock will be automatically reclassified and combined into 1 share of common stock. The reverse stock split will reduce the number of outstanding shares of common stock from approximately 5.35 million shares to approximately 535 thousand shares, without giving effect to rounding. The reverse stock split will also apply to Company’s common stock issuable upon exercise of the Company’s outstanding stock options and warrants. No fractional shares will be issued; instead, any fractional entitlements will be rounded up to the next highest whole number at the participant level.

As of the date of this release, the Company has not received a deficiency notice from Nasdaq regarding its minimum bid price requirement. Instead, the Company is taking proactive corporate action to ensure compliance before any notice is issued. By acting early, La Rosa intends to demonstrate its commitment to maintaining its Nasdaq listing.

About La Rosa Holdings Corp.

La Rosa Holdings Corp. (Nasdaq: LRHC) intends to transform the real estate industry by providing agents with flexible compensation options, including a revenue-sharing model or a fee-based structure with 100% commission. Powered by its proprietary technology platform, La Rosa aims to equip agents and franchisees with the tools they need to deliver exceptional service.

The Company offers both residential and commercial real estate brokerage services, as well as technology-driven products and support for its agents and franchise partners. Its business model includes internal services for agents and external offerings for the public, spanning real estate brokerage, franchising, education and coaching, and property management.

La Rosa operates 25 corporate-owned brokerage offices across Florida, California, Texas, Georgia, and Puerto Rico. La Rosa also started its expansion into Europe, beginning with Spain. Additionally, the Company has five franchised offices and branches and three affiliated brokerage locations in the U.S. and Puerto Rico. The Company also operates a full-service escrow settlement and title company in Florida.

For more information, please visit: https://www.larosaholdings.com.

Stay connected with La Rosa, sign up for news alerts here: larosaholdings.com/email-alerts.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s ability to grow its business and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words.  These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to satisfy closing conditions of future tranches under of its existing financing facilities and the timing and use of proceeds thereof, including the redemption of the Series X Preferred Stock, to achieve profitable operations, customer acceptance of new services, the demand for the Company’s services and the Company’s customers’ economic condition, the impact of competitive services and pricing, general economic conditions, the successful integration of the Company’s past and future acquired brokerages, the effect of the recent National Association of Realtors’ landmark settlement on our business operations, and other risk factors detailed in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other reports and documents that we file from time to time with the SEC. Forward-looking statements contained in this press release are made only as of the date of this press release, and La Rosa does not undertake any responsibility to update any forward-looking statements in this release, except as may be required by applicable law. References and links to websites have been provided as a convenience, and the information contained on such websites has not been incorporated by reference into this press release.

For more information, contact: info@larosaholdings.com

Investor Relations Contact:

Crescendo Communications, LLC

David Waldman/Natalya Rudman

Tel: (212) 671-1020

Email: LRHC@crescendo-ir.com